UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2012

NEW CENTURY BANCORP, INC.

(Exact name of registrant as specified in its charter)

North Carolina	000-50400	20-0218264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 W. Cumberland Street, Dunn, North Carolina		28334
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (910) 892-7080

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry into Employment Agreement with Mr. David Richard Tobin, Chief Credit Officer

On April 3, 2012, and effective the same day, New Century Bank (the “Bank”), New Century Bancorp, Inc. (the “Company”), and David Richard Tobin, Chief Credit Officer and Executive Vice President of the Bank and the Company, entered into an employment agreement governing the terms of Mr. Tobin’s employment and compensation.

The initial term of Mr. Tobin’s employment agreement is two years from the date on which it was entered into with automatic annual extensions, unless and until notice to the contrary is given by either party or the agreement is otherwise terminated pursuant to its terms. Under the agreement, Mr. Tobin is entitled to receive an annual base salary of $165,000 in addition to increases as determined by the Bank’s board of directors. Mr. Tobin is also entitled to participate in the various employee benefit plans and programs maintained by the Bank for employees and executive officers. As part of Mr. Tobin’s employment agreement, Mr. Tobin also entered into confidentiality and noncompetition covenants. If Mr. Tobin is terminated for any reason other than for “Cause,” as defined in the agreement, he will continue to be compensated as described above until the expiration of the current term of the agreement. In addition, the employment agreement provides for a lump sum payment of 299% of Mr. Tobin’s “base amount,” as defined in Section 280G(b)(3)(A) of the Internal Revenue Code, if Mr. Tobin’s employment terminates under certain circumstances following a “Change in Control,” as defined in the employment agreement.

Entry into Amendment No. 1 to Employment Agreement with Ms. Celia DeBiase, Chief Risk Officer

Effective as of April 2, 2012, the Bank and the Company entered into an amendment to the employment agreement (“Amendment No. 1”) with Celia DeBiase, Chief Risk Officer and Executive Vice President of the Bank and the Company. In this Amendment No. 1, Ms. DeBiase has entered into covenants governing confidentiality and noncompetition with the Bank. As consideration for her agreement to be bound by the covenant not to compete with the Bank and to safeguard the Bank’s confidential information, the Company has agreed to grant incentive stock options covering 250 shares of the Company’s common stock under the terms of the Company’s 2010 Omnibus Stock Ownership and Long Term Incentive Plan. The options are subject to a five-year vesting schedule and have an exercise price equal to the fair market value of the Company’s common stock as of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY BANCORP, INC.

By:	/s/ Lisa F. Campbell
Lisa F. Campbell
Executive Vice President, Chief Financial Officer and Chief Operating Officer

Dated: April 5, 2012